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                                                                    Exhibit 23.3

RP FINANCIAL, LC.
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FINANCIAL SERVICES INDUSTRY CONSULTANTS

                                                    September 2, 1997

Boards of Directors
Heritage Financial Corporation, M.H.C
Heritage Bank
201 5th Avenue
Olympia, Washington  98501

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of Heritage Financial Corporation, M.H.C., the mutual holding company for Heritage Bank, Olympia, Washington, and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto for Heritage Financial Corporation. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Heritage Financial Corporation.

                                                 Sincerely,

                                                 RP FINANCIAL, LC.

                                                    /s/ James P. Hennessey
                                                 ---------------------------
                                                     James P. Hennessey
                                                     Senior Vice President


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